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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements on Form S-8 (2-79384, 33-14697, 33-22584, 33-22592, 33-25313, 33-31969, 33-34836, 33-
34293, 33-38527, 33-40298, 33-47601, 33-60565, 33-31099) of our report dated
December 21, 1998, except as to notes 18 and 19 as to which the date is April 30, 1999, with respect to the consolidated financial statements and schedule of Texfi Industries, Inc. and subsidiary included in the Annual Report (Form 10-K), for the year ended October 30, 1998.



                                         /s/ Ernst & Young LLP

Raleigh, North Carolina
May 25, 1999